EXHIBIT 99


For Immediate Release          Contact: Karen A. Warren (Investor Relations)
April 21, 2003                                                 401-727-5401
                                        Wayne S. Charness (News Media)
                                                               401-727-5983


              HASBRO REPORTS STRONG FIRST QUARTER RESULTS


Highlights:
-----------

   - Net revenues up 2.1%, to $461.8 million compared to $452.3 million a year ago

   - Net earnings of $1.2 million or $.01 per share, versus a net loss before cumulative effect of accounting change of $17.1 million, or $.10 per share in 2002

   - Repaid the remaining $200 million in outstanding notes due in March and ended the quarter with $310 million in cash

   - Games segment net revenues up 21%, led by TRIVIAL PURSUIT 20th Anniversary Edition

   - International segment net revenues up 12% in local currency and 29% in U.S. dollars

   - Strong performances by both core brands and new, innovative products such as BEYBLADE and FURREAL FRIENDS


          Pawtucket, RI  (April 21, 2003) - Hasbro, Inc. (NYSE: HAS) today
reported first quarter results.   Worldwide net revenues were $461.8 million,
compared to $452.3 million a year ago. Net earnings for the quarter were $1.2 million or $0.01 per diluted share, compared to a loss before cumulative effect of accounting change of ($17.1) million or ($0.10) per diluted share in 2002. Including the cumulative effect of a change in accounting principle related to the adoption of FAS 142 "Goodwill and Other Intangibles," the net loss for the first quarter of 2002 was ($262.8) million or ($1.52) per diluted share. The Company also reported first quarter Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) of $46.7 million, compared to $32.1 million in 2002. The Company's operating profit of $16 million compared to an operating loss of ($6.3) million in 2002. The attached schedules provide a reconciliation of operating profit (loss) to EBITDA for the first quarters of 2003 and 2002.

       "Our first quarter results are particularly gratifying when considering many factors that could have worked against us, including a late Easter, difficult economic conditions exacerbated by the war in Iraq, and the substantial reductions in Star Wars revenue," said Alan G. Hassenfeld, Hasbro's Chairman and Chief Executive Officer. "Despite these negative factors, and thanks to a favorable exchange rate, we grew revenue and posted a profitable quarter as we stayed disciplined and on strategy."

     Revenues in the U.S. Toys segment were $153.4 million for the quarter, compared to $200.9 million a year ago. The segment reported operating profit of $5.3 million compared to $26.2 million last year. As expected revenue declined due to the impact of STAR WARS which was partially offset by strength in sales of certain core product lines including TRANSFORMERS and PLAY-DOH, as well as continuing strong sales of FURREAL FRIENDS and BEYBLADE.

     Revenues in the Games segment were $112.2 million for the quarter, compared to $92.8 million a year ago. Board game revenues remained strong, led by TRIVIAL PURSUIT 20TH ANNIVERSARY EDITION. Non-licensed trading card games were also up, but licensed trading card games including POKEMON were down. The Games segment reported operating profit of $18.0 million compared to an operating loss of ($2.5) million last year.

     International segment revenues were $175.4 million for the quarter, compared to $136.1 million a year ago. This represents an increase of 12% in local currency and 29% in U.S. dollars. The segment experienced strength in sales of certain core product lines including PLAY-DOH, TRANSFORMERS, PLAYSKOOL, and MAGIC: THE GATHERING trading card games, as well as strong
sales of FURREAL FRIENDS and BEYBLADE.   The International segment operating
loss declined to ($6.0) million compared to a loss of ($29.1) million a year ago.

     "We remain focused on our strategy of growing core brands, developing new, innovative products, cutting costs and reducing debt," said Alfred J. Verrecchia, President and Chief Operating Officer. "We are off to a good start and we continue to make measurable strides in all of these areas. However, with nine months to go, our very successful first quarter performance has not led us to change our expectations for the full year; rather they have made us more confident in our ability to deliver them."

     The Company will webcast its first quarter earnings conference call at 9:00 a.m. Eastern Standard Time today. Investors and the media are invited to listen at http://www.hasbro.com (select "Corporate Info" from the home page, click on "Investors," and then click on the webcast icon).

     Hasbro is a worldwide leader in children's and family leisure time entertainment products and services, including the design, manufacture and marketing of games and toys ranging from traditional to high-tech. Both internationally and in the U.S., its PLAYSKOOL, TONKA, MILTON BRADLEY, PARKER BROTHERS, TIGER and WIZARDS OF THE COAST brands and products provide the highest quality and most recognizable play experiences in the world.

Certain statements contained in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "anticipate", "believe", "could", "expect", "intend", "look forward", "may", "planned", "potential", "should", "will" and "would". Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: the Company's ability to manufacture, source and ship new and continuing products on a timely basis and the acceptance of those products by customers and consumers at prices that will be sufficient to profitably recover development, manufacturing, marketing, royalty and other costs of products; economic conditions, including the retail market, higher fuel prices, currency fluctuations and government regulation and other actions in the various markets in which the Company operates throughout the world; the inventory policies of retailers, including the concentration of the Company's revenues in the second half and fourth quarter of the year, together with increased reliance by retailers on quick response inventory management techniques, which increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve tight and compressed shipping schedules; work stoppages, slowdowns or strikes, which may impact the Company's ability to manufacture or deliver product; the bankruptcy or other lack of success of one of the Company's significant retailers which could negatively impact the Company's revenues or bad debt exposure; the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees in a competitive environment; market conditions, third party actions or approvals and the impact of competition that could delay or increase the cost of implementation of the Company's consolidation programs or alter the Company's actions and reduce actual results; the risk that anticipated benefits of acquisitions may not occur or be delayed or reduced in their realization; and other risks and uncertainties as may be detailed from time to time in the Company's public announcements and SEC filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

This presentation includes a non-GAAP financial measure as defined under SEC rules, specifically EBITDA. As required by SEC rules, we have provided a reconciliation on the attached schedule of this measure to the most directly comparable GAAP measure. EBITDA (earnings before interest, taxes, depreciation and amortization) represents operating profit (loss) excluding, restructuring, depreciation and all amortization. In order to fully assess the Company's financial operating results, management believes that EBITDA is an appropriate measure of evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions. However, this measure should be considered in addition to, not as a substitute for, or superior to, operating income or other measures of financial performance prepared in accordance with generally accepted accounting principles as more fully discussed in the Company's financial statements and filings with the Securities and Exchange Commission. As used herein, "GAAP" refers to accounting principles generally accepted in the United States.



# # #
(Tables Attached)

                                  HASBRO, INC.

                       CONSOLIDATED STATEMENTS OF OPERATIONS

(Thousands of Dollars and Shares Except Per Share Data)

                                                         Quarter Ended
                                                   -------------------------
                                                   March 30,        March 31,
                                                     2003             2002
                                                   --------         --------
Net Revenues                                       $461,768         $452,267
Cost of Sales                                       172,237          166,414
                                                   --------         --------
Gross Profit                                        289,531          285,853
Amortization                                         16,178           21,449
Royalties                                            33,820           51,456
Research and Product Development                     30,500           33,213
Advertising                                          53,178           46,889
Selling, Distribution and Administration            139,899          139,191
                                                   --------         --------
Operating Profit (Loss)                              15,956           (6,345)
Interest Expense                                     15,022           19,542
Other (Income) Expense, Net                            (695)          (2,835)
                                                   --------         --------
Earnings (Loss) Before Income Taxes and
  Cumulative Effect of Accounting Change              1,629          (23,052)
Income Taxes                                            440           (5,994)
                                                   --------         --------
Earnings (loss) before Cumulative
  Effect of Accounting Change                         1,189          (17,058)
Cumulative Effect of Accounting Change, Net of Tax      -           (245,732)
                                                   --------         --------
Net Earnings (Loss)                                $  1,189        $(262,790)
                                                   ========         ========
Per Common Share
  Earnings (Loss) before Cumulative Effect
    of Accounting Change
    Basic and Diluted                              $    .01         $   (.10)
                                                   ========         ========
  Cumulative Effect of Accounting Change
    Basic and Diluted                              $    .00         $  (1.42)
                                                   ========         ========
  Net Earnings (Loss)
    Basic and Diluted                              $    .01         $  (1.52)
                                                   ========         ========
  Cash Dividends Declared                          $    .03         $    .03
                                                   ========         ========
Weighted Average Number
 of Shares
  Basic                                             172,918          172,594
                                                   ========         ========
  Diluted                                           178,689          172,594
                                                   ========         ========

                                  HASBRO, INC.

                      CONSOLIDATED CONDENSED BALANCE SHEETS


  (Thousands of Dollars)



                                                    March 30,       March 31,
                                                      2003            2002
                                                   ---------       ---------
                   Assets

  Cash and Cash Equivalents                       $  310,526      $  355,112
  Accounts Receivable, Net                           286,576         287,379
  Inventories                                        222,296         232,170
  Other Current Assets                               228,300         323,748
                                                   ---------       ---------
  Total Current Assets                             1,047,698       1,198,409
  Property, Plant and Equipment, Net                 210,264         227,086
  Other Assets                                     1,546,044       1,463,321
                                                   ---------       ---------
  Total Assets                                    $2,804,006      $2,888,816
                                                   =========       =========

        Liabilities and Shareholders' Equity

  Short-term Borrowings                           $   18,014      $   33,728
  Current Installments of Long-Term Debt               1,121         327,167
  Payables and Accrued Liabilities                   532,407         513,368
                                                   ---------       ---------
  Total Current Liabilities                          551,542         874,263
  Long-term Debt                                     856,936         840,399
  Deferred Liabilities                               133,165          94,567
                                                   ---------       ---------
  Total Liabilities                                1,541,643       1,809,229
  Total Shareholders' Equity                       1,262,363       1,079,587
                                                   ---------       ---------
  Total Liabilities and Shareholders' Equity      $2,804,006      $2,888,816
                                                   =========       =========
                                  HASBRO, INC.

                          SUPPLEMENTAL FINANCIAL DATA


                                                   Quarter Ended
                                          ----------------------------------
                                          March 30,    March 31,
                                            2003         2002       % Change
(Thousands of Dollars)                    ---------    ---------    --------
U.S. Toys
---------
   External Revenues                      $ 153,444      200,860        (24)%
   Operating Profit                           5,326       26,240        (80)%

Games
-----
   External Revenues                        112,210       92,849         21%
   Operating Profit                          18,009       (2,501)       820%

International
-------------
   External Revenues                        175,383      136,145         29%
   Operating Profit                          (5,975)     (29,090)        79%


RECONCILIATION OF EBITDA

Operating Profit (Loss)                   $  15,956     $ (6,345)
Depreciation                                 14,569       16,950
Amortization                                 16,178       21,449
                                           --------      -------
EBITDA                                    $  46,703     $ 32,054
                                           ========      =======